UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
August 31, 2006 (August 28, 2006)
PEROT SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22495	75-2230700

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)
2300 West Plano Parkway
Plano, Texas 75075
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code:
(972) 577-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 28, 2006, Perot Systems Corporation (the “Company”) entered into the First Amendment (the “Amendment”) to the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of March 3, 2005, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association, SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, and Wachovia Bank, N.A., as Documentation Agent, and certain additional lenders. The Amendment eliminates expense for stock options under Statement of Financial Accounting Standards No. 123R in calculating compliance with financial covenants under the Credit Agreement, lowers certain spreads used to calculate interest rates under the Credit Agreement, extends the term of the Credit Agreement, and waives, for the quarter ended June 30, 2006, the requirement that the Company add subsidiary guarantors to maintain the ratio of earnings before interest, taxes, depreciation and amortization of the Company and subsidiary guarantors to earnings before interest, taxes, depreciation and amortization of the Company measured on a consolidated basis.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.

Exhibit
Number	Description
10.42	First Amendment to Amended and Restated Credit Agreement dated August 28, 2006, by and among Perot Systems Corporation, as Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2006	PEROT SYSTEMS CORPORATION
	By:	/s/ Rex C. Mills
Rex C. Mills, Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description
10.42	First Amendment to Amended and Restated Credit Agreement dated August 28, 2006, by and among Perot Systems Corporation, as Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.